UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Definitive Information Statement

Drinks Americas Holdings, Ltd.
 (Name of Registrant as Specified In Its Charter)

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DRINKS AMERICAS HOLDINGS, LTD.
372 Danbury Road, Suite 163
Wilton, CT 06897

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the outstanding common stock and Series C Preferred Stock of Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

The approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, par value $0.001 from 500,000,000 to 900,000,000.

The action will become effective upon the filing of the Amendment to our Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware. We will file the Amendment approximately (but not less than) 20 days after the definitive Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of Directors
J. Patrick Kenny
President and Chairman
August 1, 2011

DRINKS AMERICAS HOLDINGS, LTD.
372 Danbury Road, Suite 163
Wilton, CT 06897

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about August 4, 2011.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation, to increase the number of authorized shares of common stock of the Company, par value $0.001 per share, (“Common Stock”) from 500,000,000 to 900,000,000.

How many shares of Common Stock and Series C Preferred Stock were outstanding on July 13, 2011?

On July 13, 2011, the date we received the consent of the holders of more than a majority of the voting power of our shareholders, there were 493,456,981 shares of Common Stock and 773,497 shares of Series C Preferred Stock (which vote together as one class) outstanding. Holders of Series C Preferred Stock are entitled to 165 votes for each share of Series C Preferred Stock.

What vote was obtained to approve the amendment to the certificate of incorporation described in this information statement?

We obtained the approval of the holders of approximately 55% of the voting power of our outstanding shares of Common Stock and Series C Preferred Stock, voting together as one class, that were entitled to give such consent.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

Our board of directors and the holders of a majority of the voting power of our outstanding shares of Common Stock and Series C Preferred Stock, voting together as one class, have approved an amendment (the “Amendment”) to our certificate of incorporation to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 900,000,000.

The Amendment, which will be in the form of Appendix A hereto, will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. We will file the Amendment approximately (but not less than) 20 days after this Information Statement is mailed to stockholders.

Upon filing with the Delaware Secretary of State, the Amendment will effect an increase in the number of shares of the Company’s authorized Common Stock, from 500,000,000 to 900,000,000. The Company’s certificate of incorporation currently authorizes the issuance of up to 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”). As of July 13, 2011, 493,456,981 shares of Common Stock, 10,544 shares of Series A Preferred Stock, 13,837 shares of Series B Preferred Stock and 773,497 shares of Series C Preferred Stock are issued and outstanding.

Purpose of Increase in Authorized Common Stock

In connection with that certain Stock Purchase Agreement entered into as of June 27, 2011, by and between the Company and Worldwide Beverage Imports, LLC, a Nevada limited liability company, we agreed, among other things, to increase the number of our authorized shares of Common Stock from 500,000,000 to 900,000,000. Moreover, the board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings, stock based acquisitions and establishing strategic relationships with other companies.

Effect of Increase in Authorized Common Stock on Current Shareholders

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the Company’s business or product lines through the acquisition of other businesses, products or rights, and other purposes.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices. The Company’s certificate of incorporation and by-laws do not have any anti-takeover provisions.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information about shares of common stock beneficially owned as of July 13, 2011 by:

• each of our directors, executive officers and our executive officers and directors as a group; and
• each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock;

	Number of Shares of		Percentage of
	Common Stock		Outstanding
Name and Address of Beneficial Owner	Beneficially Owned		Shares
J. Patrick Kenny	1,888,086	(1)	3.83%
30 Old Wagon Road
Wilton, CT 06877

Marvin Traub	999,014	(2)	*	%
535 Fifth Avenue
New York, NY 10022

Fredrick Schulman	278,098	(3)	*	%
241 Fifth Ave, Suite 302
New York, NY 10016

Hubert Millet	271,200	(4)	*
102 Queens Garden Dr
Thousand Oaks, CA 91361

Jack Kleinert	30,000,000		6%
c/o 372 Danbury Road Wilton, CT 06897

Federico G. Cabo 4101 White Side St. Los Angeles, CA 90063	33,333,333		6.76%

Richard F. Cabo 4010 White Side St. Los Angeles, CA, 90063	33,333,333		6.76%

Leonard Moreno 4010 White Side St. Los Angeles, CA, 90063	0			*

Federico G. Cabo Jr. 4010 White Side St. Los Angeles, CA, 90063	0			*

All Directors, Officers, and Management as a group (7 persons)	100,103,064		23.4%

* less than 1%.

(1) Includes 1,538,343 shares owned by Kenny LLC I, and 133,333 shares owned by Kenny LLC II, entities controlled by Mr. Kenny, and 41,667 stock options which have vested. Does not include 361,540 shares owned by Brian Kenny, Mr. Kenny’s son; 9,077 shares owned by Mr. Kenny’s daughter; and 12,751 shares owned by Mr. Kenny's brother; as to which shares Mr. Kenny disclaims beneficial ownership; or options to purchase 125,000 shares of our common stock which were granted to Mr. Kenny which will not be exercisable within 60 days of  July 13, 2011. Does not include shares of common stock underlying 576,091 shares of Series C Preferred Stock, which may not be converted within 60 days of July 13, 2011 due to provisions of the Certificate of Designations with respect to the Series C Preferred Stock, which generally prevents conversion of the preferred stock if conversion would result in beneficial ownership by the holder of greater than 9.99% of our shares.

(2) Includes fully vested options to purchase 6,667 shares, 50% of 461,570 or 230,785 warrants to purchase our common stock. The balance of the warrants will not be exercisable within 60 days of July 13, 2011. Does not include 1,481 shares owned by Mr. Traub's son, as to which shares Mr. Traub disclaims beneficial ownership. Also includes 420,200 shares of common stock underlying 42,041 shares of Series C Preferred Stock.

(3) Includes 14,665 shares owned by Mr. Schulman's wife, Lois Shapiro, to which shares Mr. Schulman disclaims beneficial ownership, fully vested options to purchase 40,000 shares and 50% of 64,783 or 32,392 warrants to purchase our common stock. The balance of the warrants will not be exercisable within 60 days of July 13, 2011. Also includes58,980 shares of common stock underlying 5,901 shares of Series C Preferred Stock.

(4) Includes fully vested options to purchase 6,667shares and 50% of 64,783 or 32,392 warrants to purchase our common stock. The balance of the warrants will not be exercisable within 60 days of July 13, 2011. Also includes 58,981 shares of common stock underlying 5,901 shares of Series C Preferred Stock.

(5) Includes 800,000 shares of our common stock and 122,324 shares purchasable on conversion of convertible preferred stock. Does not include an additional 1,118,547 shares purchasable upon conversion of convertible preferred stock due to provisions of the Certificate of Designation with respect to our Series A Preferred Stock, which generally prevent conversion of the preferred stock if conversion would result in beneficial ownership by the holder of greater than 9.99% of our shares.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of Common Stock which are issuable upon exercise of warrants or upon conversion of convertible securities if they are exercisable or convertible within 60 days of July 13, 2011. Except as otherwise indicated, none of the persons named in the table own any options or convertible securities.

DISSENTERS’ RIGHTS

Neither Delaware law nor our certificate of incorporation provides our shareholders with dissenters’ rights in connection with the amendment to our certificate.  This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our certificate, even if a shareholder has not been given an opportunity to vote.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission in its rules, regulations, and releases, which represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation. and any other factors discussed in our filings with the Securities and Exchange Commission.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  If a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (203) 762 7000 or by mail to our address at 372 Danbury Road, Suite 163, Wilton, CT 06897.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors
J. Patrick Kenny
President and Chairman
August 1, 2011

Appendix A

Certificate of Amendment
of
Certificate of Incorporation
of
Drinks Americas Holdings, Ltd.

(Pursuant to Section 242 of the Delaware General Corporation Law)

Drinks Americas Holdings, Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.              The Certificate of Incorporation of the Corporation is hereby amended by changing ARTICLE FOURTH, so that, as amended, said ARTICLE FOURTH shall be and read as follows:

“FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Nine Hundred and One Million (901,000,000) shares, consisting of Nine Hundred Million (900,000,000) shares of common stock, $.001 par value per share (the “Common Stock”), and One Million (1,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.”

2.              The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this 13th day of July, 2011

J. Patrick Kenny
J. Patrick Kenny
Chief Executive Officer